Exhibit 3.1

Delaware The First State Page 1 4492618 8100 SR# 20240021151 You may verify this certificate online at corp.delaware.gov/authver.shtml Authentication: 202516073 Date: 01 - 03 - 24 I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “ACLARION, INC.”, FILED IN THIS OFFICE ON THE THIRD DAY OF JANUARY, A.D. 2024, AT 2:54 O`CLOCK P.M. AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE THIRD DAY OF JANUARY, A.D. 2024 AT 5 O'CLOCK P.M.

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CERTIFICATE OF AMENDMENT to the AMENDED AND RESTATED CERTIFICATE OF INCORPORATION of ACLARION, INC. ACLARION, INC . , a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows : FIRST : The name of the Corporation is Aclarion, Inc . The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (the "Secretary of State") on April 21 , 2022 , as amended ( the "Certificate of Incorporation") . SECOND : ARTICLE IV of the Corporation's Certificate of Incorporation shall be amended by inserting Subsection "(E)" at the end of such section which shall read as follows : E . Reverse Stock Split . This Certificate of Amendment shall become effective as of 5 : 00 p . m . (Eastern Time) on January 3 , 2024 (the "Effective Time") . As of the Effective Time of this Certificate of Amendment, pursuant to the Section 242 of the General Corporation Law of the State of Delaware, each sixteen (16) shares of the Corporation's Common Stock, issued and outstanding immediately prior to the Effective Time (the "Prior Common Stock") shall automatically without further action on the part of the Corporation or any holde r of Prior Common Stock, be reclassified, combined, converted and changed into one (1) fully paid and nonassessable share of common stock, par v alue of $ 0 . 00001 per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below (the "Reverse Stock Split") . The conversion of the Prior Common Stock into New Common Stock will be deemed to occur at the Effective Time . From and after the Effective Time, certificates representing the Prior Common Stock shall represent the number of shares of New Common Stock intowhich such Prior Common Stock shall ha v e been converted pursuant to this Certificate of Amendment . Holders who otherwise would be entitled to receive fractional share interests of New Common Stock upon the effectiveness of the Reverse Stock Split shall be entitled to receive a whole share of New Common Stock in lieu of any fractional share created as a result of such Reverse Stock Split . THIRD : The stockholders of the Corporation have duly approved the foregoing amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware . IN WITNESS WHEREOF , the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the 3 rd day of January, 2024 . ACLARION, INC. By: /s/ John Lorbiecki Name: John Lorbiecki Title: Vice President and Chief Financial Officer S t a t e of D e l a w a r e S ecre t ary of S t a t e D i v i s i o n of Co rp o r a ti o n s D e li vere d 0 2: 5 4 P M01/03 / 2 0 24 FILED 02 : 54PM 0 1/ 0 3/2 0 2 4 S R 2024 0 0211 5 1 - Fil eN u m ber 44 9 2 6 18

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